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            SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C.  20549

                 -------------------------

                         FORM 8-K

   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934



  Date of Report (Date of earliest event reported): May 13, 1999


                        No.  0-22423
                   ----------------------
                   Commission File Number


                      HCB Bancshares, Inc.
  -----------------------------------------------------
 (Exact name of registrant as specified in its charter)


        Oklahoma                                62-1670792
--------------------------                  ------------------
 (State of Incorporation)                   (I.R.S. Employer
                                            Identification no.)


237 Jackson Street, Camden, Arkansas               71701
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(Address of Principal Executive Offices)         (Zip Code)


                         (870) 836-6841
       -----------------------------------------------------
        Registrant's Telephone Number, Including Area Code
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Item 5.   Other Events.
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     On May 13, 1999, HCB Bancshares, Inc. (the "Company")
announced that a complaint against it has been filed in the United States District Court for the Eastern District of Texas, Texarkana Division. Also named as defendants were Vida H. Lampkin, the Chairman of the Board, President and Chief Executive Officer of the Company, Cameron D. McKeel, the Executive Vice President and a Director of the Company, and Marcie Ainsworth, the former Vice President and Chief Financial Officer of the Company. The plaintiff, James E. Keever, filed the case on April 28, 1999 as a class action on behalf of himself and all other persons who purchased or otherwise acquired the Company's common stock between September 28, 1997 and February 2, 1999.

     The complaint alleges that the defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 thereunder, and that the defendants defrauded the plaintiff and the other class members, in connection with various public statements and reports disseminated by the defendants with respect to the Company during the period described above. The complaint alleges that these acts and statements artificially inflated the market price of the Company's common stock, thereby causing the plaintiff and other class members to purchase the Company's common stock at inflated prices. The plaintiff seeks damages suffered in connection with the purchase of Company common stock during the specified period by the plaintiff and other class members. The plaintiff also asked the court to determine that the suit is properly maintainable as a class action pursuant to Rule 23 of the Federal Rules of Civil Procedure and to certify the plaintiff as the class representative and his counsel as class counsel.

     The Company is reviewing the complaint and intends to
contest the allegations vigorously.
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                         SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized as of the date set forth below.

                          HCB BANCSHARES, INC.


Date: May 14, 1999        By: Vida H. Lampkin
                              -------------------------
                              Vida H. Lampkin, President
                              (Duly  Authorized  Representative)